SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 16th day of March 2000, by and between Art Cards, Inc., a Colorado corporation ("Art Cards"), and uMember.com.Inc., a California corporation ("uMember").

     WHEREAS, Art Cards desires to acquire all of the issued and outstanding shares of common stock of uMember in exchange for shares of the common stock of Art Cards (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, uMember desires to assist Art Cards in a business combination which will result, if uMember's shareholders desire to participate, in the shareholders of uMember owning approximately 85% of the then issued and outstanding shares of Art Cards's Common Stock, and Art Cards holding 100% of the issued and outstanding shares of uMember's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the uMember shareholders tendering all of the outstanding common stock of uMember to Art Cards in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under Internal Revenue Code Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1
                             EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Art Cards agrees to offer up to a total of 17,000,000 shares of Common Stock (after the reverse split) to the shareholders of uMember. The Common Stock will be issued directly to the shareholders of uMember which accept the Exchange Offer. Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of uMember which sets forth the number of shares each person owns in uMember and the number of shares they will be offered in Art Cards.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Art Cards to uMember shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of uMember accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Art Cards and uMember shall be satisfied that the offer and sale of Art Cards shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

     1.4 Options to Purchase uMember Common Stock. On the Closing, each option granted by uMember to purchase shares of uMember's common stock which is outstanding and unexercised immediately prior to the Closing shall be assumed by Art Cards and converted into an option to purchase shares of Art Cards in the same number and at the same exercise price as was in effect immediately prior to the Closing.

                                  ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF UMEMBER

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, uMember hereby represents and warrants to Art Cards that:

     2.1 Organization. uMember is a corporation duly organized, validly existing, and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of uMember consists of 50,000,000 shares of common stock, no par value, of which 5,681,825 are currently issued and outstanding. All of the issued and outstanding shares of common stock of uMember are duly authorized, validly issued, fully paid, and nonassessable. Except for options to purchase 328,000 shares of common stock, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating uMember to issue or to transfer from treasury any additional shares of its capital stock of any class. Prior to Closing, uMember plans to raise up to $5,000,000 in gross proceeds from the sale of its common stock which will be exchangeable for 2,000,000 shares of Art Card's common stock.

     2.3 Subsidiaries. uMember does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of uMember as of the date of this Agreement.

     2.5 Financial Statements. uMember has delivered to Art Cards unaudited balance sheets and statements of operations for the years ended December 31, 1999 and 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of uMember as of December 31, 1999. uMember's financial statements will be able to be audited in accordance with Regulation S-B adopted under the Act.

     2.6 Absence of Changes. Since December 31, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of uMember's knowledge, uMember has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of uMember or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither uMember nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Art Cards.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, uMember has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Art Cards and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of uMember. uMember shall make available to Art Cards and/or its attorneys all books and records of uMember.

     2.10 Trade Names and Rights. uMember does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of uMember's knowledge, uMember has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on uMember or its properties.

     2.12 Litigation. uMember is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of uMember, threatened against or affecting uMember or its business, assets or financial condition, except for matters which would not have a material affect on uMember or its properties. uMember is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     2.13 Authority. uMember has full corporate power and authority to enter into this Agreement. The board of directors of uMember has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of uMember and the performance of the obligations of uMember under this Agreement. No other corporate proceedings on the part of uMember are necessary to authorize the execution and delivery of this Agreement by uMember in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by uMember, and will be a valid and binding agreement of uMember, enforceable against uMember in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by uMember of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of uMember's knowledge: (a) materially violate any provision of uMember's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of uMember, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which uMember is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of uMember; or
(e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which uMember is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by uMember herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by uMember, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

     2.16 Assets. uMember has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which uMember is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by uMember in excess of $25,000; or which involve transactions or proposed transactions between uMember and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Art Cards and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by uMember in connection with: (a) the execution and delivery by uMember of this Agreement;
(b) the performance by uMember of its obligations under this Agreement; or (c) the consummation by uMember of the transactions contemplated under this Agreement.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ART CARDS

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Art Cards represents and warrants to uMember that:

     3.1 Organization. Art Cards is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Art Cards consists of 3,000,000,000 shares of $.0001 par value Common Stock of which 978,402,000 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Prior to Closing, Art Cards will complete a reverse split which will reduce the number of shares outstanding to approximately 476,500. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Art Cards to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. Art Cards does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Art Cards as of the date of this Agreement.

     3.5 Financial Statements. Art Cards has delivered to uMember its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1998, and its unaudited balance sheet and statements of operations and cash flows as of and for the period ended September 30, 1999 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since September 30, 1999, except for direct expenses incurred by Art Cards in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Art Cards's knowledge, Art Cards has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by Art Cards in connection with this Agreement and the transactions contemplated hereby, neither Art Cards nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to uMember.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, Art Cards has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, uMember shall have the opportunity to meet with Art Cards's accountants and attorneys to discuss the financial condition of Art Cards. Art Cards shall make available to uMember all books and records of Art Cards.

     3.10 Trade Names and Rights. Art Cards does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of Art Cards's knowledge, Art Cards has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. Art Cards is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Art Cards, threatened against or affecting Art Cards or its business, assets, or financial condition. Art Cards is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Art Cards is not engaged in any legal action to recover moneys due to it.

     3.13 Bulletin Board Listing. Art Card's Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol ATCD, and Art Cards is not aware of steps being taken by the NASD to cause the Common Stock to be delisted.

     3.14 No Pending Investigation. Art Cards is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Art Cards or any officers or directors of Art Cards.

     3.15 Authority. Art Cards has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Art Cards has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Art Cards, the performance of the obligations of Art Cards under this Agreement and the consummation by Art Cards of the transactions contemplated under this Agreement. Other than the shareholders meeting described in paragraph 6.8 below, no other corporate proceedings on the part of Art Cards are necessary to authorize the execution and delivery of this Agreement by Art Cards and the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Art Cards, will be a valid and binding agreement of Art Cards, enforceable against Art Cards in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.16 Ability to Carry Out Obligations. Subject to the shareholders of Art Cards authorizing the reverse split described in paragraph 6.8, neither the execution and delivery of this Agreement, the performance by Art Cards of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Art Cards's knowledge:
(a) violate any provision of Art Cards's articles of incorporation or bylaws;
(b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Art Cards, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Art Cards is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Art Cards; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Art Cards is bound or subject.

     3.17 Validity of Art Cards Shares. The shares of Art Cards Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.18 Full Disclosure. None of the representations and warranties made by Art Cards herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Art Cards, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.19 Assets. Art Cards has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

     3.20 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Art Cards is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by Art Cards in excess of $25,000; or which involve transactions or proposed transactions between Art Cards and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by uMember and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.21 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Art Cards in connection with: (a) the execution and delivery by Art Cards of its obligations under this Agreement; (b) the performance by Art Cards of its obligations under this Agreement; or (c) the consummation by Art Cards of the transactions contemplated by this Agreement.

     3.22 Real Property. Art Cards does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                  ARTICLE 4
                                  COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, Art Cards and uMember shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither Art Cards nor uMember shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

     4.3 Payments to Art Cards. At the Closing, uMember will pay to Art Cards the sum of $45,000 which Art Cards will use to reimburse Richard Miller for his expenses incurred on behalf of Art Cards. The parties acknowledge and agree that uMember has previously paid Art Cards the additional amount of $25,000 on the signing of the Letter of Intent between the parties dated January 28, 2000, and that this $25,000 payment will be forfeited to Art Cards if this transaction is terminated for any reason. This $25,000 will also be used to reimburse Richard Miller for his expenses incurred on behalf of Art Cards.

     At the Closing, uMember shall reimburse Art Cards $5,000 for Art Cards' legal fees and other expenses of this transaction.

                                  ARTICLE 5
                CONDITIONS PRECEDENT TO ART CARDS' PERFORMANCE

     5.1 Conditions. The obligations of Art Cards hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Art Cards may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Art Cards of any other condition of or any of Art Cards's other rights or remedies, at law or in equity, if uMember shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by uMember in this Agreement or in any written statement that shall be delivered to Art Cards by uMember under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. uMember shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Acceptance by uMember Shareholders. The holders of not less than 95% of the issued and outstanding shares of common stock of uMember shall have agreed to exchange their shares for shares of Art Cards Common Stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against uMember on or before the Closing Date.

     5.6 Shareholders' Meeting. Prior to the Closing, Art Cards will hold a shareholders' meeting at which the following items must be approved: (1) a reverse split which will reduce the total number of shares outstanding to approximately 476,500; (2) a change in the corporation's name to a name designated by uMember; (3) the adoption of a stock option plan acceptable to uMember; and (4) any other matters which the parties mutually agree are needed to "update" the Articles of Incorporation of Art Cards.

     5.7 Officer's Certificate. uMember shall have delivered to Art Cards a certificate, dated the Closing Date, and signed by the Chief Executive Officer of uMember, certifying that each of the conditions specified in Sections 5.2 through 5.6 hereof have been fulfilled.

                                  ARTICLE 6
                  CONDITIONS PRECEDENT TO UMEMBER'S PERFORMANCE

     6.1 Conditions. uMember's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. uMember may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by uMember of any other condition of or any of uMember's rights or remedies, at law or in equity, if Art Cards shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Art Cards in this Agreement or in any written statement that shall be delivered to uMember by Art Cards under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Art Cards shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Art Cards on or before the Closing Date.

     6.5 Directors of Art Cards. Effective on the Closing, Art Cards shall have fixed the size of its Board of Directors at three (3) persons, and such Board of Directors shall include Orie Rechtman, Don Hughes and Dan Ricketts. The current Officers and Directors of Art Cards shall have submitted their resignations as the Officers and Directors of Art Cards effective on the Closing of this transaction.

     6.6 Officers of Art Cards. Effective on the Closing, Art Cards shall have elected the following new Officers of Art Cards:

     Orie Rechtman     -     Chairman of the Board and CEO
     Don Hughes        -     CFO and Treasurer
     Dan J. Ricketts   -     Secretary

     6.7 Completion of Private Offering. uMember shall have completed a private placement of its Common Stock at $7.50 per share (on a post-split basis) and shall have raised a total of approximately $5,000,000 before commissions and expenses.

     6.8 Shareholders' Meeting. Prior to the Closing, Art Cards will hold a shareholders' meeting at which the following items must be approved: (1) a reverse split which will reduce the total number of shares outstanding to approximately 476,500; (2) a change in the corporation's name to a name designated by uMember; (3) the adoption of a stock option plan acceptable to uMember; (4) a reduction in the number of authorized shares of common stock from 3 billion to 100 million; and (5) any other matters which the parties mutually agree are needed to "update" the Articles of Incorporation of Art Cards.

     6.9 No Outstanding Debt. On the Closing, all outstanding liabilities and obligations of Art Cards shall have been paid or settled, except for the costs of printing and mailing the Art Cards proxy materials for the March 16 meeting, which are estimated to be approximately $1,708, and the cost of the audit for December 31, 1999, which was $650. Art Cards agrees to apply any unused funds from the $5,000 payment referred to in Section 4.3 to those expenses and to pay one-half of the remaining balance.

     6.10 Officer Certificate. Art Cards shall have delivered to uMember a certificate, dated the Closing Date and signed by the President of Art Cards certifying that each of the conditions specified in Sections 6.2 through 6.9 have been fulfilled.

                                   ARTICLE 7
                                    CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than March 22, 2000. At the Closing:

     7.2 uMember shall deliver Letters of Acceptance and the certificates representing the shares of uMember held by the shareholders of uMember accepting the Exchange Offer ("Accepting Shareholders") to Art Cards.

     7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Art Cards Common Stock for which the shares of uMember common stock shall have been exchanged.

     7.4 Each person who holds an option to purchase shares of uMember's common stock on the Closing will receive a new option to purchase shares of Art Cards' common stock in accordance with the provisions of Section 1.4 above.

     7.5 uMember will deliver a cashier's check to Art Cards in the amount of $45,000 pursuant to the provisions of paragraph 4.3 above with the understanding that Art Cards will immediately use these funds to reimburse Richard Miller for expenses he has incurred on behalf of Art Cards.

     7.6 uMember will deliver a cashier's check to Art Cards to cover its legal expenses up to $5,000 pursuant to the provisions of paragraph 4.3 above with the understanding that Art Cards will immediately use these funds to pay its outstanding legal fees.

     7.7     Art Cards shall deliver an officer's certificate, as described in
Section 6.10 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Art Cards are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.8 Art Cards shall deliver a signed Consent and/or Minutes of the Directors of Art Cards approving this Agreement and each matter to be approved by the Directors of Art Cards under this Agreement.

     7.9     uMember shall deliver an officer's certificate, as described in
Section 5.7 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of uMember are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.10 uMember shall deliver a signed Consent or Minutes of the Directors of uMember approving this Agreement and each matter to be approved by the Directors of uMember under this Agreement.

     7.11 Art Cards shall deliver certificates for a total 2,537,000 (post-split) shares of its Common Stock to those persons and in the amounts as designated by uMember as payment in full for all finder's fees in connection with this transaction.

                                   ARTICLE 8
                                  POST CLOSING

     8.1 Current Report on Form 8-K. Within 15 days after the Closing Date, Art Cards will file a Current Report on Form 8-K with the Securities and Exchange Commission reporting this transaction and will file the financial statements of uMember required by Item 7 of the Current Report on Form 8-K within 75 days after the Closing Date.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Art Cards:

          Art Cards, Inc.
          933 Pearl Street
          Denver, Colorado  80203

     with a copy to:

          Thomas S. Smith
          Smith McCullough, P.C.
          4643 South Ulster Street, Suite 900
          Denver, Colorado  80237-2866

     uMember:

          uMember.com.Inc.
          2361 Rosecrans Avenue
          El Segundo, California  90245

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that, other than the persons who receive the 2,537,000 finder's fee shares referred to in paragraph 7.10, above, no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. Art Cards and uMember will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     9.13 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of the date first above written.

ART CARDS, INC.                     UMEMBER.COM.INC.


By:/s/ Richard Miller               By:/s/ Orie Rechtman
   Richard Miller, President           Orie Rechtman, Chairman and CEO

                                 SCHEDULE 1

                                                      Number of
                                   Number of          Shares of
  Name, Address and                Shares of          Art Cards
Social Security Number             uMember.com        Common Stock

Wareforce.com, Inc.
____________________
____________________               3,390,000          8,949,589


Herbert Towning
____________________
____________________                 427,500          1,128,598

Judith White
____________________
____________________                   2,500              6,600

Elizabeth Schonenberger
____________________
____________________                   7,500             19,800

Leon Hasson
____________________
____________________                 420,000          1,108,799

Bezhad Eshghieh
____________________
____________________                 300,000            791,999

Nasser Ahdout
____________________
____________________                 300,000            791,999

Farideh Bral
____________________
____________________                 300,000            791,999

Dan Ricketts
____________________
____________________                  50,000            132,000

Don Hughes
____________________
____________________                  50,000            132,000

Orie Rechtman
____________________
____________________                 250,000            659,999

Ernie Marquez
____________________
____________________                  45,000            118,800

Yuki Rosenfeld
____________________
____________________                 100,000            264,000

Arlyn Brown
____________________
____________________                   5,900             15,576

Joan Irvine
____________________
____________________                     200                528

Adam Zutler
____________________
____________________                     100                264

Wayne Castro
____________________
____________________                   3,000              7,920

Tom LaMontia
____________________
____________________                   5,000             13,200

Transactional Marketing Partners
____________________
____________________                  15,125             39,930

Greg Boles
____________________
____________________                  10,000             26,400

     Total                         5,681,825         15,000,000

                                   SCHEDULE 2
                                uMember.com.Inc.
                                   ("uMember")

2.4     The Officers and Directors of uMember are as follows:

          Name                                Position

     Orie Rechtman            Chairman of the Board, CEO and Director

     Leon Hasson              President and Director

     Don Hughes               Vice President of Finance, CFO and Director

     Ernest R. Marquez        Vice President

     Yuki Rosenfeld           Vice President of Merchandising

     Dan J. Ricketts          Vice President, Secretary, General Counsel
                              and Director


2.17  Contracts:

      a)  Finder's Fee Agreement with CCRI

                                  SCHEDULE 3
                                Art Cards, Inc.
                                 ("Art Cards")

3.4     Directors and Officers of Art Cards:

          Name                              Position

     Richard H. Miller           Chairman of the Board and President

     Marilyn R. Goldberg         Director

     John W. Rapparlie           Director


3.20     Material Contracts of Art Cards:

     None